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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Oak Street Financial Services, Inc. on Form S-11 of our report dated March 19, 2004 (April 29, 2004 as to the amendment to the repurchase agreement in Note 5) with respect to Oak Street Mortgage, LLC and subsidiaries (a wholly-owned subsidiary of Oak Street Operations LLC, a majority owned subsidiary of Oak Street Financial Services, Inc.) consolidated financial statements as of December 31, 2003 and 2002 and for each of the years in the three-year period ended December 31, 2003 and of our report dated March 19, 2004 (April 29, 2004 as to the amendment to the repurchase agreement in Note 5) with respect to the consolidated financial statements as of December 31, 2003 and for the three months ended December 31, 2003 of Oak Street Financial Services, Inc., appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP
Indianapolis, Indiana
May 11, 2004